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                                                                     Exhibit 5.1
                                                                     -----------

                              PALMER & DODGE LLP
                              ONE BEACON STREET
                            BOSTON, MA 02108-3190



                               January 16, 1997


Transkaryotic Therapies, Inc.
195 Albany Street
Cambridge, Massachusetts 02139

         Re:   1993 Non-Employee Director Stock Option Plan
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Ladies and Gentlemen:

         We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Transkaryotic Therapies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on or about the date hereof. The Registration Statement relates to 231,429 shares (the "Shares") of the Company's Common Stock, $0.01 par value, offered pursuant to the provisions of the Company's 1993 Non-Employee Director Stock Option Plan (the "Plan").

         We have examined the Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as a part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Palmer & Dodge LLP

                                                     PALMER & DODGE LLP

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